UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2006

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

6805 Route 202, New Hope, Pennsylvania (Address of principal executive offices)	18938 (Zip Code)

(215) 862-1500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    As previously reported, on October 18, 2005, we and one of our subsidiaries entered into an Agreement and Plan of Merger (the “Acquisition Agreement”) with NT Corporation (“NTC”), providing for our acquisition of NTC. As part of the closing of the acquisition of NTC under the Acquisition Agreement, we entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which a portion of the cash consideration payable to the holders of NTC’s preferred stock was deposited in escrow to be held as security for certain indemnification obligations to us. A copy of the Acquisition Agreement, with the form of the Escrow Agreement included as an exhibit thereto, was filed as an exhibit to a previous report by us.

Item 2.01 Completion of Acquisition or Disposition of Assets.

    On January 3, 2006, we completed our acquisition of NTC as provided in the Acquisition Agreement, a copy of which was previously filed with the Securities and Exchange Commission. NTC was privately held and is a facilities-based competitive local exchange carrier serving business customers primarily in the Southeast United States. Under the terms of the Acquisition Agreement, at the effective time of the acquisition on January 3, 2006, our subsidiary was merged into NTC, NTC became our indirect wholly owned subsidiary and, in exchange for all of the stock of NTC, we paid approximately $18 million in cash, of which approximately $1.8 million has been deposited in escrow, pursuant to the Escrow Agreement discussed in Item 1.01 of this Report, to be held as security for certain indemnification obligations to us under the Acquisition Agreement.

Item 7.01 Regulation FD Disclosure

    On January 4, 2006, we issued a release announcing that we had completed the acquisition of NTC and that we had made inducement stock option grants to incoming new employees to acquire an aggregate of 250,000 shares of our common stock at an exercise price equal to the closing price of our common stock on January 3, 2006, the date of grant. A copy of the release is furnished as Exhibit 99.1 of this Report.

Item 9.01 Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, we will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Report not later than seventy-one (71) calendar days after the date that this Report must be filed.

(b)     Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, we will, if required, file the financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Report not later than seventy-one (71) calendar days after the date that this Report must be filed.

(c)     Exhibits.

Number   Description

       10.1  Agreement and Plan of Merger, dated as of October 18, 2005, among NT Corporation, Talk America Holdings, Inc. and THNetco, Inc., including, as Exhibit A thereto, the form of the Escrow Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated October 18, 2005).
99.1	Release dated January 4, 2006. (1)
______________

(1) Furnished (not filed) herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number  Description

10.1
         Agreement and Plan of Merger, dated as of October 18, 2005, among NT Corporation, Talk America Holdings, Inc. and THNetco, Inc., including, as Exhibit A thereto, the form of the Escrow Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated October 18, 2005).

99.1	Release dated January 4, 2006. (1)

(1) Furnished (not filed) herewith.